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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]



July 27, 2004


MannKind Corporation
28903 North Avenue Paine
Valencia, CA 91355

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by MannKind Corporation (the "Company") of a Registration Statement on Form S-1 (the "462(b) Registration Statement") with the Securities and Exchange Commission pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended, covering an underwritten public offering of up to 862,500 shares (the "Shares") of the Company's common stock, par value $.01, including 112,500 shares of the Company's common stock that may be sold pursuant to the exercise of an over-allotment option. The Shares are to be sold together with the shares registered pursuant to Registration Statement No. 333-115020, which was declared effective July 27, 2004 (the "Initial Registration Statement"). (The Initial Registration Statement, as amended, together with the Rule 462(b) Registration Statement, is herein referred to as the "Registration Statement.")

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus (the "Prospectus"), the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, its form of Amended and Restated Certificate of Incorporation to be filed prior to effectiveness of the Registration Statement and Amended and Restated Bylaws to be effective following the closing of the offering of the Shares in accordance with the Registration Statement and Prospectus, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.



Very truly yours,

Cooley Godward LLP


By:      /s/ Jeremy D. Glaser
     -------------------------------
          Jeremy D. Glaser